Addendum

Dated February 26, 2018 to that certain consulting agreement originally dated as of the 2nd day of January 2017 by and between HCi Viocare, a Nevada corporation, having a registered office at 123 W. Nye Lane, Suiite 129, Carson City, NV 89706 (the "Company") and Charalampos Sgardelis, resident of 3, Ioniou st., Alimos 17455, Greece (the "Consultant"), hereinafter referred to as the "Agreement".

In accordance with Item 2. – Subsection 2.11 to the Agreement, the Company hereby extends the Term of the Agreement for a period of three (3) years starting on 02.01.2018 and ending on 01.01.2021.

The Item 3. – Subsection 3.1 to the Agreement, shall be amended as follows:

                "3.1       During the Term the Consultant shall receive cash compensation of the amount of three thousand Euros (3,000.00 €) per month (the "Consultant's Fee"). The Consultant shall be entitled to a 100% bonus of the total annual compensation, in each year of employment during which year the Company has annual EBOTDA in excess of $500,000 USD

The Consultant shall be awarded five million (5,000,000) common shares upon execution of this addendum as a signing bonus, which shares are subject to applicable resale restrictions.

Upon successful conclusion of an agreement (or agreements) between the Company and third parties as indicated on the attached Schedule "A", which may be subject to amendment from time to time, and from which the Company earns gross realized revenues in the cumulative amount of ten million Euros (10,000,000€) as a result the Consultant shall receive a one-time award of five million (5,000,000) of the Company's stock Which shares are subject to applicable resale restrictions.

All other terms and conditions ass contained in the Agreement remain in full force and effect.

This Addendum shall be appended to and form a part of the Agreement and shall become effective on January 2, 2018.

IN WITNESS WHEREOF the parties hereto have caused this Addendum to be duly executed and delivered as of the day and year first written above.

The Company /s/Sotirios Leontaritis HCi Viocare By its President Sotirios Leontaritis	The Consultant /s/Charalampos Sgardelis Charalampos Sgardelis

Schedule "A"

NEUSOFT
CONTINENTAL
PIRELLI
FAST FINANCE
BELLE VIEW
ZOMMER KLAUS
BORCHERT LARS
ZERTALIS CONSTANTINOS
GEMEMLOS NIKOS
ANTETOKOUNMPO GIANNIS
NTOUPIS IOANNIS
FC BARCELONA
OTE
DEUTSCHE TELECOM
MALIZOS NIKOLAOS
OTHODOX CHURCH OF GREECE
BAUMMAN ADRIAN
FAWAZ ALGHALIB
TSITOURIS GEORGE
AL SAIFI JAMAL
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